Exhibit 10.8.3

AMENDMENT TO THE CONCESSION GRANTED ON DECEMBER 2, 1996 BY THE FEDERAL GOVERNMENT, THROUGH THE MINISTRY OF COMMUNICATIONS AND TRANSPORTATION (THE “MINISTRY”), IN FAVOR OF FERROCARRIL DEL NORESTE, S.A. DE C.V., NOW KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V. (THE “CONCESSION HOLDER”), AND ITS AMENDMENTS DATED FEBRUARY 12 201 AND 22 NOVEMBER 2006, PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES.
RECITALS
I.    On December 2, 1996, the Federal Government, through the “Ministry”, granted to the “Concession Holder” a Concession (i) to operate and exploit the Northeast railroad route described in Annex one, the configuration, areas, boundaries and routes of which are detailed in Annex two; (ii) for the use, exploitation and operation of the public property described in Annex three, except for the areas indicated in Annex four; and (iii) for the provision of the public freight rail transportation service in this railroad, which includes the permits to provide the ancillary services indicated in Annex five, in accordance with the terms set forth in the Concession, which was published in the Official Gazette of the Federation on February 3, 1997 and amended on February 12, 2001 and November 22, 2006, hereinafter the “Concession”.
II.    The assets and property that were concessioned to the “Concession Holder” includes the land where the platforms that form the yard of the New Passenger Railway Station of the City of San Luis Potosí, S.L.P., are located, which is located in the right of way of line “B”, with a surface area of 27,913,116 M2.
III.    Ferrocarril del Noreste, S.A. de C.V., changed its name to TFM, S.A. de C.V., as evidenced in public deed number 33,385, dated May 6, 1997, granted before Mr. Miguel Limón Díaz, Notary Public number 97 of the Federal District, which is duly recorded in the Public Registry of Property and Commerce of the Federal District, under commercial file number 222305.
IV.     On July 31, 2000, the “Ministry”, the Government of the Free and Sovereign State of San Luis Potosí, Ferrocarriles Nacionales de México, (now Ferrocarriles Nacionales de México en Liquidación) and TFM, S.A. de C.V. (now Kansas City Southern de México, S.A. de C.V.), entered into the Coordination Guidelines, which in its first clause sets forth the commitment of the parties to take the relevant actions to safely and efficiently provide freight rail transportation services in the Northeast railroad route. Also, actions for the urban reorganization and the construction of roads in the lands where the platforms that form the yard of the New Passenger Railway Station of the City of San Luis Potosí, S.L.P., are located. Section two of said instrument provides for the commitment of the “Ministry” to carry out any procedures so that, in accordance with the applicable regulations, ownership of and title to the lands where the platforms that form the yard are located is transferred to the Government of the Free and Sovereign State of San Luis Potosí.

V.    On December 2, 2005, TFM, S.A. de C.V., changed its name to Kansas City Southern de México, S.A. de C.V. evidencing the foregoing in public deed number 38013, dated December 2, 2005, granted before Mr. Gabriel Benjamín Díaz Soto, Notary Public number 131 of the Federal District.
VI.    By letter dated August 31, 2009, the legal representative of the “Concession Holder” expressed to the “Ministry” the agreement of its principal for the Government of the Free and Sovereign State of San Luis Potosí to carry out the necessary works for urban reorganization and the construction of roads, which do not affect the provision of the railroad services provided by Kansas City Southern de México, S.A. de C.V.
VII.    Pursuant to official communication number SP-071/10, dated June 21, 2010, the Constitutional Governor of the Free and Sovereign State of San Luis Potosí pointed out to the “Concession Holder” that in the back of the Railroad Museum in the City of San Luis Potosí, there is a facility that was part of the Passenger Station of the extinct Ferrocarriles Nacionales de México, which is part of the property being concessioned to the “Concession Holder” and is it now currently being used, and required the “Concession Holder” to give the opportunity to establish in that place a passenger transfer station for the urban public transport in the city, by entering into a rent-free lease agreement (comodato). This project will allow the integration of the railroad to the City of San Luis Potosí and in due time it would give viability to the fulfillment of the commitments made in the Coordination Guidelines of July 31, 2000.
VIII.    Pursuant to letter dated July 15, 2010, the “Concession Holder” requested the “Ministry” to authorize the execution of a rent-free lease agreement (comodato) with the Government of the Free and Sovereign State of San Luis Potosí with respect to a surface area of 27,913,116 M2 for the purposes referred to in Recital VI.
IX.    The technical, physical and functional verification conducted by the “Ministry” at kilometer 525 of Line “B” of the Mexico-Nuevo Laredo highway, relating to the building of 27,913,116 M2 is evidenced in the detailed minutes drafted on July 27, 2010, to follow up on the request made by the “Concession Holder” for the execution of a rent-free lease between the latter and the Government of the Free and Sovereign State of San Luis Potosí, for the use of the platforms of the San Luis Potosí Passenger Station, and where it was concluded that it was verified that the purposes for which the rent-free lease authorization is requested adheres to that that was verified and that the surface area indicated therein matches the polygon that is intended to be granted under the aforementioned rent-free lease.
X.     Pursuant to official communication number 4.3.206.-476/2010 dated August 9, 2010, the “Ministry” authorized the “Concession Holder” to grant the Government of the Free and Sovereign State of San Luis Potosí, under a rent-free lease, the property and facilities the metes and bounds of which are as follows; to the north with the facilities of the locomotive repair shops; to the south with the railroad museum of the city of San Luis Potosí; to the east with “Chicosein” street and to the west with “20 de noviembre” street, which has an area of 27,913,116 M2, at km 525 of line “B” Mexico-Nuevo Laredo, for the purposes indicated in the request.
Xl.     On April 2, 2012, the “Concession Holder” as a lessor and the Government of the Free and Sovereign State of San Luis Potosí, as lessee, entered into a Rent-Free Lease Agreement whereby the “Concession Holder” grants the Government of the Free and Sovereign State of San Luis Potosí the use, rent-free, of the yard of the New Passenger Railway Station of the City of San Luis Potosí, S.L.P., the surface of which is 27,913,116 M2 (Twenty-seven million, nine hundred thirteen thousand, one hundred sixteen square meters), to carry out the project (urban reorganization and road construction), and which is the same surface area referred to in Recitals ll, VIII, IX and X above.
Xll.     In accordance with the Coordination Guidelines referred to in Recital IV hereof, the Constitutional Governor of the Free and Sovereign State of San Luis Potosí, pursuant to official communication SGG/0650/2013, dated July 1, 2013, requested the “Ministry” to order the necessary actions in order to transfer ownership to the Government of the Free and Sovereign State of San Luis Potosí of the land where the platforms that form the yard of the New Passenger Railway Station of the City of San Luis Potosí, S.L.P., are located and that currently are subject to the rent-free lease agreement referred to in Recital XI hereof. This with the purpose of using them in the construction of roads, a modal transfer station for urban transport, a public library of the Autonomous University of San Luis Potosí, the Conventions Center and a public safety and emergency services stand, in terms of the provisions of the aforementioned Guidelines.
XIII.     Pursuant to letter dated September 18, 2013, the President and Executive Representative of the “Concession Holder” expressed to the Secretary of Communications and Transportation of the Government of the Free and Sovereign State of San Luis Potosí, State it agreement take all necessary and convenient actions before the “Ministry” in order for it to transfer to the State Government the building where the yard of the New Passenger Station of the City of San Luis Potosí is located; He also reiterated the willingness of his representative to fulfill the commitments made in the Guidelines mentioned in Recital IV.
XIV.    Mr. José Guillermo Zozaya Délano, as legal representative of the “Concession Holder”, evidenced his capacity with sufficient legal powers to enter into this Amendment to Concession, which powers have not been revoked or modified in any manner, as stated in the public deed number 122385 dated April 27, 2007 containing the written confirmation of the unanimous resolutions of the members representing all the equity interests in which the capital stock of Kansas City Southern de México S.A. de C.V. is divided, dated April 2, 2007, passed before Mr. Cecilio González Márquez, Public Notary number 151 of the Federal District.
XV.    With the firm purpose of contributing to the fulfillment of the presidential commitment No. 50, consisting of rehabilitating, recovering and preserving the Historic Center of the City of San Luis Potosí, S.L.P., this amendment is deemed appropriate.

Having regard to the foregoing, pursuant to Articles 36, sections I, VII, VIII and XXVII of the Organic Stature of the Federal Public Administration; 1, 5, 6, sections II, VIII and IX, and 14 of the Regulatory Law of the Railway Service; 1 and 3 of the Railway Service Regulations; 5 sections XI and XXIII of the Internal Regulations of the Ministry of Communications and Transportation, and paragraphs 1.2.1, 1.2.2, 5.2 and 5.4 of the Concession, this agency of the Federal Executive Branch, hereby amend the Concession, according to the following:
CLAUSES
ONE.- The Concession does not include the land where the platforms that form the yard of the New Passenger Railway Station of the City of San Luis Potosí, S.L.P., are located with a surface area of 27,913.116 M2, the limits of which are identified in the plan attached hereto as Exhibit “A”, as well as public property located therein, and therefore, those lands and property with all the works and improvements made by the “Concession Holder”, which are adhered to them, revert to the Federal Government, without limitation of ownership and free and clear of any liens.
TWO.- Annex two to the Concession is hereby amended to exclude any reference to the land where the platforms of the New Passenger Railway of the City of San Luis Potosí, SLP, are located the configuration, surface are and limits of which are identified in the letter attached hereto as Exhibit “B” and that coincides with the surface area and limits that are identified in the plane attached hereto as Exhibit “A”.
THREE.- Annex four to the Concession is hereby amended to exclude from the Concession the land where the platforms that form the yard of the New Passenger Railway Station of the City of San Luis Potosí, SLP, are located and the public property that are within the same, which revert to the Federal Government without limitation of ownership and free and clear of any liens, with all the works and improvements made by the “Concession Holder”, which are adhered to them, and are identified in the plans and certificates attached hereto as Exhibit “C”.
FOUR.- The “Concession Holder” shall, at its own expense, process the publication in the Official Gazette of the Federation of this amendment, without its exhibits, within a period not exceeding sixty business days as from the date of this amendment.
FIVE.- This amendment to the Concession will take effect from the date of its grant and once signed, it will become an integral part of the Concession. The conditions of the Concession that are not subject to this amendment, subsist and are ratified in all its terms.
The execution of this document by the “Concession Holder” involves the unconditional acceptance of its terms and conditions.

This amendment to the Concession is executed in three counterparts in Mexico City, Federal District on December 31, 2013.

THE SECRETARY OF COMMUNICATIONS AND TRANSPORTATION

[SIGNED]
GERARDO RUIZ ESPARZA

BY THE CONCESSION HOLDER

[SIGNED]
JOSÉ GUILLERMO ZOZAYA DÉLANO
LEGAL REPRESENTATIVE

CERTIFICATION
The undersigned PABLO SUÁREZ COELLO, General Director of Railway and Multimodal Transport, of the Undersecretariat of Transportation, under the Ministry of Communications and Transportation of the Federal Public Administration, pursuant to Article 10, section XIV, of the Internal Regulations of the Ministry of Communications and Transportation, published in the Official Gazette of the Federation on January 8, 2009, and in accordance with the Decree amending and adding the Internal Regulations of the Ministry of Communications and Transportation, published in the Official Gazette of the Federation on July 31, 2009.
CERTIFIES
That the documents consist of five pages in only one of their faces, corresponding to the Amendment to the Concession of Ferrocarril del Noreste, S.A. de C.V., now Kansas City Southern of México, S.A. de CV, dated December 31, 2013, are true copies of their original which I had before me and are consistent in each and every one of its parts, according to comparison number 035 of the Certifications Control of the Legal Department of this General Office in my charge, which documents are in the records of the Legal Department, stating that this comparison has no more effects than to prove the identity of what is compared with the document mentioned above.
This certification is issued in Mexico City, Federal District, on March 19, 2014.
THE GENERAL DIRECTOR
PABLO SUÁREZ COELLO
JUAN ARTURO SÁNCHEZ REYES, Head of the Legal Department, of the General Bureau of Railway and Multimodal Transport, of the Undersecretariat of Transportation, under the Ministry of Communications and Transportation, SIGNS, in the absence of the General Director of Railway and Multimodal Transport, pursuant to Articles 14, 16 and 36 sections VII, VIII and XXVII, of the Organic Statute of the Federal Public Administration, Articles 2, 10 section XIV and 50 of the Interior Regulations of this Ministry of Communications and Transportation, published in the Official Gazette of the Federation on January 8, 2009; as well as the Decree amending and adding several provisions of the Internal Regulations of the Ministry of Communications and Transportation, published in the Official Gazette of the Federation on July 31, 2009.
HEAD OF THE LEGAL DEPARTMENT
[SIGNED]
JUAN ARTURO SÁNCHEZ REYES

PREPARED BY: Perla J. López Romero. Professional Services Specialist. [SIGNED]
REVIEWED BY: Pablo Negrete Solís, Deputy Director of Contentious Affairs. [SIGNED]

RESPONSIBLE FOR THE DOCUMENTATION:
Pablo Negrete Solís, Deputy Director of Contentious Affairs. [SIGNED]